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                                                                     EXHIBIT 4.4


                     [FORM OF RATE REDUCTION CERTIFICATE]

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.


            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                  SPECIAL PURPOSE TRUST [ACRONYM OF UTILITY-1]

                   [Series] [Class] [Floating] [Fixed] Rate
                             Reduction Certificate


     This Certificate evidences a fractional undivided interest in the note
[or notes] of a corresponding class or series of notes issued by [_______________] and held by a trust, which note [or notes] are secured by the property right created under the California Public Utilities Code (the "PU Code") and a Financing Order and Advice Letters of the California Public Utilities Commission (the "CPUC") (as described herein) representing the irrevocable right of [Name of Utility] (the "Seller") or its assignee to receive certain nonbypassable charges, as adjusted from time to time, on residential and small commercial customers within the Seller's service territory, together with certain related collateral, all as more fully described in the Indenture, dated as of __________ by and among ____________________ and ____________________ (the
"Note Indenture") pursuant to which the Notes are issued.

     The Certificates do not represent an interest in or obligation of the State of California, the Originator, any other governmental agency or instrumentality or the Seller or any of its affiliates. None of the Certificates, the Notes or the underlying Transition Property (as defined in the Trust Agreement hereinafter mentioned) will be guaranteed or insured by the State of California, the Originator, the Trust or any other governmental agency or instrumentality or by the Seller or its affiliates.

     Neither the full faith and credit nor the taxing power of the State of California, the Originator or any other governmental agency or instrumentality is pledged to the payment of the principal of, premium, if any, purchase price of, or interest on, the Certificates or the Notes, or to the payments in respect of the Transition Property, nor is the State of California, the

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Originator or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

     THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a $__________ (____________________ dollars) fractional undivided interest in certain property held by the California Infrastructure and Economic Development Bank Special Purpose Trust [Acronym of Utility-1] (the "Trust") created pursuant to an Amended and Restated Declaration and Agreement of Trust dated as of __________, 1997 (the "Trust Agreement"), by and among ____________________, not in its individual capacity but solely as co-trustee (the "Delaware Trustee"), ___________________, as co-trustee (the "Certificate Trustee") and California Infrastructure and Economic Development Bank, a public body established within the state government of the State of California (the "Originator"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. This Certificate is one of the duly authorized Certificates designated as "California Infrastructure and Economic Development Bank Special Purpose Trust [Acronym of Utility-1] [Series] [Class] [Floating] [Fixed Rate] Rate Reduction Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. This Certificate represents a fractional undivided interest in a corresponding [Series] [Class] of Notes held under the Trust Agreement, together with all payments made thereunder, the "__________ Trust Property"). The __________ Notes are secured by a security interest in the property right created under the PU Code, pursuant to Financing Order __ issued by the CPUC on __________, and Advice Letters issued pursuant thereto, representing the irrevocable right of [Acronym of Utility-1] or its assignee to receive certain nonbypassable charges (as adjusted from time to time) on residential and small commercial customers within the Seller's service territory, together with certain related collateral, all as more fully described in the Note Indenture.

     Subject to and in accordance with the terms of the Trust Agreement, from funds then available to the Certificate Trustee, there will be distributed on each Payment Date to the Person in whose name this __________ Certificate is registered on the Record Date preceding the Payment Date, an amount in respect of the Payments on the __________ Notes due on such Payment Date, the receipt of which has been confirmed by the Certificate Trustee, equal to the product of the percentage interest in the __________ Trust Property evidenced by this __________ Certificate and an amount equal to the sum of such Payments. Subject to and in accordance with the terms of the Trust Agreement, in the event that a Special Payment on the __________ Notes is received by the Certificate Trustee, from funds then available to the Certificate Trustee, there shall be distributed on the applicable Special Payment Date, to the Person in whose name this __________ Certificate is registered on the Record Date preceding the Special Payment Date, as applicable, an amount in respect of such Special Payment on the __________ Notes, the receipt of which has been confirmed by the Certificate Trustee, equal to the product of the percentage interest in the __________ Trust Property evidenced by this __________ Certificate and an amount equal to the sum of such Special Payment so received. The Special Payment Date shall be determined as provided in the Trust Agreement. The

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Certificate Trustee shall mail notice of each Special Payment and the related
Special Payment Date to the Certificateholder of this __________ Certificate as provided in the Trust Agreement.

     Distributions on this __________ Certificate will be made by the Certificate Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this __________ Certificate or the making of any notation hereon; provided, however, that if this __________ Certificate is
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registered in the name of Cede & Co. or such other name as is requested by authorized representatives of DTC, distributions on this __________ Certificate will be made by the Certificate Trustee by wire transfer of immediately available funds. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this __________ Certificate will be made after notice mailed by the Certificate Trustee of the pendency of such distribution and only upon presentation and surrender of this __________ Certificate at the office or agency of the Certificate Trustee specified in such notice.

     This __________ Certificate shall be governed by and construed in accordance with the domestic law of the State of Delaware; provided, however,
                                                           --------  -------
that matters regarding the authority of the Originator and the validity of actions taken by the Originator shall be governed by the domestic law of the State of California.

     Subject to and in accordance with the terms of the Trust Agreement, the Originator has represented and warranted under the Trust Agreement that the Trust constitutes a "special purpose trust" under Section 63010 of the California Government Code and a "financing entity" under Section 840 of the PU Code, and that the Certificates constitute "rate reduction bonds" under Section 840 of the PU Code and that the Holders of the Certificates are entitled to the rights and benefits thereunder. Pursuant to Section 841(c) of the PU Code, the Originator, on behalf of the State of California, has additionally pledged and agreed with the Trust and the Certificateholders that the State of California will neither limit nor alter the FTA Charges (as defined in the Trust Agreement), the Transition Property, or the Financing Order or Advice Letters relating thereto, and all rights thereunder, until the Certificates, together with the interest thereon, are fully met and discharged, provided that nothing in the pledge and agreement will preclude such limitation or alteration if and when adequate provision is made by law for the protection of the Holders.

     Unless the certificate of authentication hereon has been executed by the Certificate Trustee, by manual signature, this __________ Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

     Reference is hereby made to the further provisions of this __________ Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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     IN WITNESS WHEREOF, the Certificate Trustee has on behalf of the Trust caused this Certificate to be duly executed.

                                    By:____________________, not in its
                                       individual capacity but solely as
                                       Certificate Trustee



                                    By:__________________________________
                                       Name:
                                       Title:

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              CERTIFICATE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  __________, 199_

     This is one of the __________ Certificates referred to in the within-mentioned Trust Agreement.

                                    ____________________, not in its individual
                                    capacity but solely as Certificate Trustee



                                    By:________________________________________
                                             Authorized Officer

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                       [FORM OF REVERSE OF CERTIFICATE]

     The _________ Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Trust Agreement. All payments or distributions made to _________ Certificateholders under the Trust Agreement shall be made only from the __________ Trust Property and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from the __________ Trust Property to make such payments in accordance with the terms of the Trust Agreement. Each Certificateholder of this __________ Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the __________ Trust Property to the extent available for distribution to such Certificateholder as provided in the Trust Agreement. This __________ Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Trust Agreement may be examined during normal business hours at the principal office of the Certificate Trustee, and at such other places, if any, designated by the Certificate Trustee, by any __________ Certificateholder upon request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Trust Agreement at any time by the Originator (with the prior written approval of the Note Issuer) and the Certificate Trustee with the consent of the Certificateholders holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in each affected Series or Class of Certificates issued by the Trust. Any such consent by the Certificateholder of this __________ Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this __________ Certificate and of any __________ Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this __________ Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this __________ Certificate is registerable in the Register upon surrender of this __________ Certificate for registration of transfer at the offices or agencies maintained by the Certificate Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new __________ Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the __________ Trust Property will be issued to the designated transferee or transferees.

     The __________ Certificates are issuable only as registered __________ Certificates without coupons in minimum denominations of [$1,000] Original Principal Amount or integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, __________ Certificates are exchangeable for new __________ Certificates of

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authorized denominations evidencing the same aggregate Fractional Undivided
Interest in the __________ Trust Property, as requested by the Certificateholder surrendering the same.

     THE CERTIFICATEHOLDER OF THIS __________ CERTIFICATE, BY PURCHASE OF THIS __________ CERTIFICATE, WILL BE DEEMED TO REPRESENT THAT SUCH PURCHASE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND, IN EACH CASE, THE RULES AND REGULATIONS THEREUNDER.

     No service charge will be made for any such registration of transfer or exchange, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Certificate Trustee, the Registrar, and any agent of the Certificate Trustee or the Registrar may treat the person in whose name this __________ Certificate is registered as the owner hereof for all purposes, and neither the Certificate Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate with respect to the __________ Certificates upon the distribution to the __________ Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the disposition of all property held as part of the __________ Trust Property, except certain indemnity obligations of the Originator to the Certificate Trustee and the Delaware Trustee.

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